                                  THE ARTICLES

                             The Companies Act 1985

                        PRIVATE COMPANY LIMITED BY SHARES
                             ARTICLES OF ASSOCIATION
                                       of

                               ANGLIAN ASH LIMITED

                                   (Adopted by
                        Written Resolution dated 14/3/00)

1    Preliminary

     The  regulations  contained  in Table A in the  Schedule  to the  Companies
     (Tables A to F) Regulations  1985 in force at the time of adoption of these
     Articles (such Table being hereinafter called "Table A") shall apply to the
     Company save in so far as they are excluded or varied by these Articles and such  regulations  (save as so excluded or varied) and these Articles shall be the regulations of the Company.

2    Interpretation

     In  these  Articles  and in  Table A the  following  expressions  have  the following meanings unless inconsistent with the context:-

"the Act"               The Companies Act 1985 including any statutory
                        modification or re-enactment thereof for the time
                        being in force

"the Business"          The business of the collection, treatment and disposal
                        of by-products from the Ely Power Generating Plant;

"these Articles"        These Articles of Association whether as originally
                        adopted or as from time to time altered by special
                        resolution

"clear days"            In relation to the period of a notice means that period
                        excluding the day when the notice is given or deemed to
                        be given and the day for which it is given or on which
                        it is to take effect

"the directors"         The directors for the time being of the Company or (as
                        the context shall require) any of them acting as the
                        board of directors of the Company

"Ely Power Generating   The electricity power generating station located at
 Plant"                 Sutton, Ely, Cambridgeshire

"Equity Contribution    The equity contribution agreement entered into on the
 Agreement"             date of adoption of these Articles in relation to shares
                        in the Company

"executed"              Includes any mode of execution

"the holder"            In relation to shares means the member whose name is
                        entered in the register of members as the holder of the
                        shares

"office"                The registered office of the Company

"ordinary shares"       The ordinary shares of(pound)1.00 each

"seal"                  The common seal of the Company (if any)

"secretary"             The secretary of the Company or any other person
                        appointed to perform the duties of the secretary of the
                        Company, including a joint, assistant or deputy secretary

"share"                 Includes any interest in a share

"the United Kingdom"    Great Britain and Northern Ireland.

          Unless the context otherwise requires,  words or expressions contained in these  Articles  and in Table A bear the same meaning as in the Act but  excluding any  statutory  modification  thereof not in force when these Articles become binding on the Company.  Regulation 1 of Table A shall not apply to the Company.

3    Share capital

          3.1  The  authorised  share  capital  of the  Company  at the  time of adoption of these Articles is(pound)100 divided into 100 ordinary shares.

          3.2  Save as may be provided by regulation  110 of Table A and subject to any contrary direction given by the Company in general meeting by special  resolution  and save as provided in Article 3.3 below all shares which are comprised in the authorised share capital of the  Company  from time to time  which the  directors  propose to issue  shall  first be  offered,  at par or at a premium and upon such other terms and  conditions as the directors may  determine, to the  members  who are  holders  of the same class of shares as those to be issued at the time of the offer in  proportion to the number  of the  existing  shares  of  that  class  held  by  them respectively and at the same price. Each such offer shall be made by notice  specifying  the total number and class of shares being offered to the members  holding  shares of that class as a whole, the proportionate  entitlement of the member to whom the offer is made and the price per share  and shall  require  each  member to state in writing  within a period  (not being less than  fourteen days)  specified in the notice  whether he is willing to take any and,  if so,  what  maximum  number of the said  shares up to his proportionate  entitlement.  An offer, if not accepted within the period  specified  as regards  any  shares,  will be deemed to be declined as regards  those shares.  After the  expiration of such period, those shares so deemed to be declined shall be offered in proportion as aforesaid to the persons holding shares of the same class who have,  within the said period,  accepted all the shares offered to them;  such further  offer shall be made in like terms in the same manner and  limited by a like period as the  original offer. Any shares not accepted  pursuant to such offer or further offer as aforesaid  or not capable of being  offered as aforesaid except  by way of  fractions  shall  not be  issued.  Any  shares released from the  provisions of this Article by any such special resolution  as  aforesaid  shall  be  under  the  control  of the directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they  think  fit.  No share  shall be  issued  at a  discount  or otherwise in breach of the provisions of these Articles or of the
               Act.

          3.3  The  provisions  of Article  3.2 shall not apply to the issue and allotment  of  the  ordinary  shares  in  the  Company  expressly provided  for in,  and  issued in  accordance  with,  the  Equity
               Contribution Agreement.

          3.4  Subject to any special  rights  conferred upon the holders of any shares or class of shares, any share in the Company may be issued with or have attached  thereto such preferred,  deferred or other special  rights  or  such  restrictions,  whether  in  regard  to dividend,  voting,  return of capital or otherwise as the Company may by special resolution determine.

4    Modification of class rights

     Subject  to the Act,  all or any of the  special  rights for the time being attached to any class of shares for the time being  issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the  consent  in  writing  of the  holders of not less than 75% of the issued  shares  of that  class or with  the  sanction  of an  extraordinary resolution  passed at a separate  general  meeting  of the  holders of such shares.  To any such  separate  general  meeting all the  provisions of the regulations  of the Company as to general  meetings  of the  Company  shall mutatis  mutandis  apply,  but so that the  necessary  quorum  shall be two persons at least holding or  representing by proxy not less than 75% of the issued  shares of the class.  If such  separate  meeting shall be adjourned owing to the absence of a quorum and if at the  adjourned  meeting a quorum shall not be present within  half-an-hour  from the time appointed for such adjourned  meeting  the holder or holders of shares of the class  concerned who are  present in person or by proxy  shall  constitute  a quorum.  Every holder of shares of the class  shall be  entitled on a poll to one vote for every such share held by him and any holder of shares of the class  present in person or by proxy may demand a poll. 5 Lien

     The Company  shall have a first and paramount  lien on all shares,  whether fully paid or not,  standing  registered in the name of any person indebted or under liability to the Company,  whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently  payable  by him or his estate to the  Company  whether or not in respect  of the  shares  in  question.  Regulation  8 of  Table A shall  be modified accordingly.

6    Calls on shares and forfeiture

     There shall be added at the end of the first  sentence of  regulation 18 of
     Table A, so as to  increase  the  liability  of any  member in  default  in respect of a call,  the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

7    Transfer of shares

       7.A.1   Where any  person is the  holder of shares in more than one class and he gives a transfer  notice  under  Article 7.1 in respect of shares in one of such classes (the "prime  transfer  notice") but not in  respect of shares in every  other  class of which he is a member,  he shall be deemed to have also given a transfer  notice
               (a  "secondary  transfer  notice")  in  respect of shares in each other class of shares of which he is a member  specifying in each such  secondary  transfer  notice as the number of shares in such class which he is willing to sell that number of shares  which is equal to the total  number of shares in that  class  held by such person  at the  date of  giving  the  secondary  transfer  notice reduced  by the same  proportion  (in  percentage  terms)  as the number of shares  specified  as being  available  for sale in the prime transfer notice bears to the total number of shares held by such  person at such  date in the  class of shares  which are the subject of the prime  transfer  notice.  For the  purposes of the following  provisions  of  this  Article  7  any  reference  to a transfer  notice  shall  mean a prime  transfer  notice  and each secondary transfer notice severally.

       7.A.2   The directors  shall not register a transfer  pursuant to a prime transfer notice or a secondary transfer notice unless at the time of  transfer  of such  shares  such  purchasing  class  member or purchasing  member or third party  purchaser also acquired shares in each other  class of shares in respect of which the  proposing transferor  shall have given notice to the Company as required by
               Article 7.A.1,  the number of shares to be acquired in respect of each such class being that  properly  specified  in the  relevant transfer  notice given by the proposing  transferor in accordance with  Article  7.A.1 . 7.A.3  The  proposing  transferor  and the purchasing  class  member or  purchasing  member  or third  party purchaser  and the Company shall each use their  respective  best endeavours to ensure that the  application  of the  provisions of
               Article  7 in  respect  of the  prime  transfer  notice  and each secondary transfer notice shall be effected  contemporaneously so far as practicable.  If a proposing  transferor  gives a transfer notice  in  respect  of  shares  which he holds in each  class of shares of which he is a class member  simultaneously the transfer notice in respect of the ordinary  shares which he holds shall be deemed the prime transfer notice.

          7.1  Any  person  (hereinafter  called  "the  proposing   transferor")
               proposing  to transfer  any shares of any class shall give notice in writing  (hereinafter  called  "the  transfer  notice") to the
               Company that he desires to transfer the same and  specifying  the price per share at which he is willing to sell them. The transfer notice shall  constitute  the Company the agent of the  proposing transferor  for the sale of all (but not some only) of the shares comprised in the transfer  notice  together  with all rights then attached  thereto to any member or members  holding shares of the same class as those  comprised in the transfer notice and willing to  purchase  the  same  (hereinafter  called  "purchasing  class members")  at the price  specified  therein  or at the fair value determined in accordance with Article 7.3 (whichever shall be the lower).  A transfer notice shall not (save as provided in Article
               7.3) be revocable  except with the sanction of the  directors and shall be  comprised  of one class of share only so that  separate transfer notices are required in respect of proposed transfers of separate classes of shares.

          7.2  The shares  comprised in any transfer  notice shall be offered to the members (other than the proposing  transferor) holding shares of the same  class  as those  comprised  in the  transfer  notice
               (hereinafter  called  "class  members")  as  nearly  as may be in proportion to the number of shares of the said class held by them respectively.  Such  offer  shall be made by  notice  in  writing
               (hereinafter  called "the offer notice")  within seven days after the  receipt by the  Company of the  transfer  notice.  The offer notice shall:-

               7.2.1     state the  identity of the  proposing  transferor,  the
                         number and class of shares  comprised  in the  transfer
                         notice (in accordance with Article 7.A.1) and the price
                         per share  specified in the transfer  notice and inform
                         the class  members  that  shares are offered to them in
                         accordance with the provisions of this Article 7.2;

               7.2.2     contain a  statement  to the effect that the shares are
                         offered  only  in  the  proportion  referred  to in the
                         opening sentence of this Article 7.2;

               7.2.3     contain a statement  of the right of each class  member
                         to request a  certificate  of fair value under  Article
                         7.3,  the  form  of  such  statement  to be as  near as
                         circumstances  permit to that of the first  sentence of
                         that Article;

               7.2.4     contain  a  statement  to the  effect  that each of the
                         shares in question is being offered to class members at
                         the lower of the price specified in the transfer notice
                         and  (if   applicable)  its  fair  value  certified  in
                         accordance with Article 7.3;

               7.2.5     state the period in which the offer may be  accepted if
                         no such  certificate  of fair value is  requested  (not
                         being less than  twenty-two days or more than forty-two
                         days after the date of the offer notice); and

               7.2.6     contain  a  statement  to the  effect  that,  if such a
                         certificate of fair value is requested,  the offer will
                         remain open for acceptance until the expiry of a period
                         of fourteen  days  commencing on the date of the notice
                         of the  certified  fair  value  given to class  members
                         pursuant  to  Article  7.3 or until  the  expiry of the
                         period  referred to in Article  7.2.5  whichever is the
                         later.

          For the  purpose  of this  Article  an  offer  shall be  deemed  to be accepted  on the  day on  which  the  acceptance  is  received  by the
          Company.  If any shares  shall not be capable of being  offered to the class members in proportion to their existing holdings,  except by way of fractions the same shall be offered to the class  members,  or some of them, in such proportions as the directors may think fit.

          7.3  Any class member may, not later than eight days after the date of the  offer  notice,  serve on the  Company  a notice  in  writing requesting  that the  auditors  for the time being of the Company certify in writing the sum which in their opinion  represents the fair value of each share  comprised in the transfer  notice as at the date of the transfer  notice on the basis of a willing seller and a willing buyer. If the auditors  decline such appointment at their discretion then a person nominated by the President for the time  being of the  Institute  of  Chartered  Accountants  in the country of the situation of the office on the  application of the directors or any class  member on behalf of the Company  shall be instructed to give such  certificate and any following  reference in these  Articles to the  auditors  shall  include any person so nominated.  Forthwith  upon  receipt of such  notice the  Company shall instruct the auditors to certify as aforesaid and the costs of producing  such  certificate  shall be  apportioned  among the proposing  transferor and the purchasing  class members and borne by any one or more of them  as the  auditors  in  their  absolute discretion shall decide.  Subject as provided below in certifying the fair value as aforesaid:-

               7.3.1     the auditors  shall be entitled to obtain  professional
                         valuations  in respect of any of the  Company's  assets
                         and shall be considered to be acting as experts and not
                         as   arbitrators  or  arbiters  and   accordingly   any
                         provisions  of law or statute  relating to  arbitration
                         shall not apply; and

               7.3.2     the  auditors  shall  value  each share on the basis of
                         the value of (i) the Company as a going  concern at the
                         date of the transfer  notice (after taking into account
                         any contingent liability of the Company for taxation on
                         unrealised capital gains and any contingent  taxation);
                         (ii) the right  attaching to each such share  including
                         without  limitation  in respect  of accrued  but unpaid
                         interest; and (iii) without any discount for a minority
                         share holding.

               Provided  that if a third party  purchaser has offered to acquire from the  proposing  transferor  all the shares  comprised in the transfer notice and the proposing  transferor  provides  evidence satisfactory to the purchasing  class members that such agreement is a bona  fide  agreement,  then the fair  value of such  shares shall be deemed to be the price which the third  party  purchaser has offered to pay and the auditors  shall certify the fair value accordingly.

               Forthwith upon receipt of the  certificate  of the auditors,  the
               Company  shall by notice in writing  inform all class  members of the certified fair value of each share and of the price per share
               (being the lower of the price  specified in the  transfer  notice and the  certified  fair value of each share) at which the shares comprised in the transfer notice are offered for sale. A transfer notice may be withdrawn by the  proposing  transferor  by written notice to the Company  within 10 days of receipt of the Company's written notice confirming all class members of the certified fair value of each share if the same is lower than the price specified in the transfer notice and the proposing transferor does not wish to sell the shares the subject of the transfer notice at the fair value.  In this  event  the  proposing  transferor  shall pay the auditors' costs in producing the certified fair value.

          7.4  If  purchasing  class  members  shall be found for all the shares comprised in the transfer  notice within the  appropriate  period specified in Article  7.2,  and the transfer  notice has not been withdrawn  pursuant to Article  7.3 above the  Company  shall not later than seven days after the expiry of such appropriate period give notice in writing  (hereinafter called "the sale notice") to the proposing transferor  specifying the purchasing class members and the proposing  transferor  shall be bound upon payment of the price due in respect of all the shares  comprised in the transfer notice to transfer the shares to the purchasing class members.

          7.5  If the  Company  shall not give a sale  notice  to the  proposing transferor within the time specified in Article 7.4 or subject to the  proviso  contained  in  Article  7.2 if at the  date  of the transfer  notice  there is no  member  other  than the  proposing transferor who holds shares of the same class as those  comprised in the transfer notice,  the transfer notice shall thenceforth be deemed to  constitute  the  Company  the  agent of the  proposing transferor  for the sale of all (but not some only) of the shares comprised in the transfer  notice  together  with all rights then attached thereto to any member or members willing to purchase the same  (whether  or not a class  member)  at the  price  specified therein or at the fair value certified in accordance with Article
               7.3  (whichever  shall  be the  lower).  In  any  such  case  the provisions of Articles 7.2 to 7.4 (inclusive) shall apply mutatis mutandis  as if  references  therein  to  class  members  were to members (of whatever  class) and  references to purchasing  class members were to purchasing  members (of whatever class) and as if the period for service of the offer notice referred to in Article
               7.2 was the period of seven days immediately following the expiry of  the  appropriate  period  for  service  of a sale  notice  on purchasing class members without such a sale notice being served.

          7.6  Notwithstanding  the provisions of Article 7.5 but subject to the provisions of Article 7.8, if purchasing class members shall have been found for some only of the shares  comprised in the transfer notice  pursuant  to Article  7.2 the  claims of such  purchasing class  members  made  pursuant  to  Article  7.2  shall  first be satisfied  in  preference  to the  claims of members of any other class made pursuant to Article 7.5.

          7.7  If in any case the proposing transferor after having become bound in accordance  with the  provisions of this Article 7 to transfer shares makes default in transferring  any such shares the Company may receive the  purchase  money on his behalf and may  authorise some person to execute a transfer of such shares on behalf of and as  Attorney  for  the  proposing  transferor  in  favour  of the purchasing class member or purchasing members as the case may be.
               The receipt of the Company for the purchase money shall be a good discharge to the purchasing class member or purchasing members as the case may be. The Company shall pay the purchase  money into a separate  bank  account  and shall hold the same on trust for the proposing transferor.

          7.8  If the  Company  shall not give a sale  notice  to the  proposing transferor  within the time specified for that purpose (by virtue of Article 7.5) in Article 7.4 in respect of sales to  purchasing members of whatever class, he shall,  during the period of thirty days next  following the expiry of the time so  specified,  be at liberty to  transfer  all or any of the shares  comprised  in the transfer notice to any person or persons  provided that the price
               per  share   obtained  upon  such  share  transfer  shall  in  no
               circumstances  be less than the price per share  specified in the transfer  notice  served in  accordance  with  Article  7.1 or as certified in accordance with Article 7.3 (whichever  shall be the lower) and the proposing  transferor  shall upon request  furnish such  information  to the  directors  as they  shall  require  in relation  to the price  per  share  obtained  as  aforesaid.  The directors may require to be satisfied  that such shares are being
               transferred   in   pursuance   of  a  bona   fide  sale  for  the
               consideration stated in the transfer without deduction, rebate or allowance  whatsoever to the purchaser,  and if not so satisfied, may refuse to register the instrument of transfer.

          7.9  Any  transfer or  purported  transfer of a share (other than upon transmission of a share pursuant to regulation 29 of Table A upon the death of a member  or upon a person  becoming  entitled  to a share  in  consequence  of  the  bankruptcy  of  a  member)  made otherwise  than in accordance  with the  foregoing  provisions of
               Articles 7.A.1 to 7.8  (inclusive)  shall be null and void and of no effect.

          7.10 If and when  required  by  notice  in  writing  by the  holder or holders  of (in  aggregate)  a majority  in nominal  value of the other shares in the Company so to do (the "call notice"):-

               7.10.1    a member who  transfers  or purports to transfer  any
                         share  in  the  Company  in  breach  of  the  foregoing
                         provisions  of  these  Articles  shall be bound to give
                         transfer  notices in respect of all shares which he has
                         transferred or purported to transfer in breach of these
                         Articles  and any shares which he is required to give a
                         transfer  notice in respect  thereof in accordance with
                         Article 7.A.1; or

               7.10.2    a member  who  causes or  permits  any of the  events
                         specified in Article 7.11 or with regard to whom any of
                         the events  specified in Article 7.11.4 occurs shall be
                         bound to give  transfer  notices  in respect of all the
                         shares  registered  in  the  name  of  such  member  in
                         accordance with Article 7.A.1.

                    In the  event of such  member  failing  to serve a  transfer notice  pursuant to Article  7.10.1 or 7.10.2  within thirty days of the date of the call  notice  such  member  shall be deemed to have given  transfer  notices at the expiration of such  period  of  thirty  days  in  respect  of  all  shares registered  in the name of such  member in  accordance  with
                    Article 7.A.1 and to have specified therein as the price per share  the fair  value  of each  share  to be  certified  in accordance  with Article 7.3. The provisions of Articles 7.2 to 7.8 (inclusive)  and Article 7.12 shall mutatis  mutandis apply.

          7.11 The events specified for the purposes of Article 7.10 are:-

               7.11.1    any direction (by way of  renunciation  nomination or
                         otherwise)  by a member  entitled  to an  allotment  or
                         transfer  of shares to the effect  that such  shares or
                         any of them be  allotted  or issued or  transferred  to
                         some person other than himself;

               7.11.2   any sale,  dealing with or other  disposition  of any
                         beneficial  interest  in a  share  (whether  or not for
                         consideration    or   otherwise   but   excluding   any
                         transmission of a share to any person becoming entitled
                         to such share in consequence of the death or bankruptcy
                         of a member)  by  whomsoever  made and  whether  or not
                         effected  by an  instrument  in writing  save where the
                         disposition  is by  service  of a  transfer  notice  in
                         accordance with these Articles;

               7.11.3   the  holding  of a share  as a bare  nominee  for any
                         person;

               7.11.4   in  the  case  of a  corporate  member,  such  member
                         entering into liquidation  (except a members' voluntary
                         liquidation  for  the  purpose  of   reconstruction  or
                         amalgamation) or suffering an  administrative  receiver
                         to be  appointed  over  all or any  of  its  assets  or
                         suffering an administration order to be made against it
                         or anything analogous to any of the foregoing under the
                         law of any  jurisdiction  occurs  in  relation  to that
                         corporate member.

          7.12 The  directors  may,  in their  absolute  discretion  and without assigning any reason  therefor,  decline to register any transfer which would otherwise be permitted under the foregoing provisions of this  Article  7 if it is a  transfer  of a share on which the
               Company has a lien of a share (not being a fully paid share) to a person  who is not  already a member  and of whom they  shall not approve.  The  directors  may also  refuse to register a transfer unless:-

               7.12.1    it is  lodged  at the  registered  office  or at such
                         other  place  as  the  directors  may  appoint  and  is
                         accompanied by the  certificate for the shares to which
                         it relates and such other evidence as the directors may
                         reasonably  require to show the right of the transferor
                         to make the transfer;

               7.12.2    it is in respect of only one class of shares; and

               7.12.3    it is in favour of not more than four transferees.

                    The  directors  shall  register  a transfer  of shares  made pursuant to  Articles  7.A.1 to 7.8  (inclusive)  or Article
                    7.13  subject to the  provisions  of this  Article  7.12 and
                    Article 7.14 Regulation 24 of Table A shall not apply to the
                    Company.

          7.13 Subject to Article 7.12 but  notwithstanding  any other provision
               contained  in  these  Articles,   the  restrictions  on  transfer
               contained in this Article 7 shall not apply to:-

               7.13.1    any transfer by a corporate  member to an  associated
                         undertaking   (as  defined  in  section  27(3)  of  the
                         Companies  Act  1989)  provided   always  that  if  the
                         transferee   company   ceases   to  be  an   associated
                         undertaking  at any time the  transferee  company shall
                         within 10 days of such  cessation  transfer  all shares
                         held by it to  another  associated  undertaking  of the
                         original   corporate   member   provided  that  if  the
                         transferee  company  defaults in making such a transfer
                         within the time period specified the transferee company
                         shall be deemed  to have  served a  transfer  notice in
                         respect of all shares held by it and to have  specified
                         therein  as the price per share the fair  value of each
                         share to be  certified in  accordance  with Article 7.3
                         and the  provisions of Articles 7.A.1 to 7.8 (inclusive
                         ) and Article 7.12 shall mutatis mutandis apply;

               7.13.2    any  transfer  by a  corporate  member  to a  company
                         formed to acquire the whole or substantially  the whole
                         of the undertaking and assets of such corporate  member
                         as part of a scheme of amalgamation or reconstruction.

8    General meetings

     The directors may call general  meetings and regulation 37 of Table A shall not apply to the Company.

9    Notice of general meetings

          9.1  A notice convening a general meeting shall be required to specify the general  nature of the Business to be transacted  only in the case of special  business and  regulation  38 of Table A shall be modified  accordingly.  The words "or a  resolution  appointing a person as a director" and paragraphs (a) and (b) in regulation 38 of Table A shall be  deleted  and the words "in  accordance  with section  369(3) of the Act" shall be inserted after the words "if it is so agreed" in that regulation.

          9.2  All business  shall be deemed  special that is  transacted  at an extraordinary general meeting, and also all that is transacted at an annual  general  meeting.  with the  exception  of declaring a dividend,  the  consideration  of the  profit  and loss  account, balance sheet, and the reports of the directors and auditors, the appointment of and the fixing of the remuneration of the auditors and the giving or renewal of any authority in accordance with the provisions of section 80 of the Act.

          9.3  Every notice  convening a general  meeting  shall comply with the provisions of section 372(3) of the Act as to giving  information to  members  in regard to their  right to  appoint  proxies;  and notices  of and  other  communications  relating  to any  general meeting  which any member is entitled to receive shall be sent to the  directors  and to the  auditors  for the  time  being of the
               Company.

10   Proceedings at general meetings

          10.1 The words "save that,  if and for so long as the Company has only one person as a member,  one member present in person or by proxy shall  be a  quorum"  shall  be  added  at the end of the  second sentence of regulation 40 of Table A.

          10.2 If a quorum  is not  present  within  half an hour  from the time appointed for a general  meeting the general  meeting shall stand adjourned  to the same day in the next  week at the same time and place or to such  other day and at such  other  time and place as the directors  may  determine;  and if at the  adjourned  general meeting a quorum is not present within half an hour from the time appointed  therefor the members  present in person or by proxy or
               (being a body  corporate) by  representative  being not less than two persons  entitled to vote upon the business to be  transacted shall  constitute  a quorum and in any other case such  adjourned general  meeting  shall be  dissolved.  Regulation  41 of Table A shall not apply to the Company.

          10.3 Any member may  participate in a meeting of members by means of a conference telephone or similar communications  equipment whereby all persons  participating in the meeting can hear each other and participate  in a  meeting  in this  matter  shall be  deemed  to constitute  presence in person at such  meeting  and,  subject to these  Articles  and the Act, he shall be entitled to vote and be counted in a quorum  accordingly.  Such a meeting shall be deemed to take place where the largest group of those  participating  is assembled  or, if there is no such group,  where the  chairman of the meeting is.

11   Votes of members

          11.1 Regulation 54 of Table A shall not apply to the Company.  Subject to any rights or restrictions  for the time being attached to any class or  classes  of  shares,  on a show of hands  every  member entitled to vote who (being an  individual)  is present in person or by proxy  (not  being  himself a member  entitled  to vote) or
               (being a corporate body) is present by a representative  or proxy
               (not being himself a member entitled to vote) shall have one vote and, on a poll,  every  member shall have one vote for each share of which he is the holder.

          11.2 The words "be  entitled  to" shall be inserted  between the words
               "shall" and "vote" in regulation 57 of Table A.

          11.3 A member  shall not be entitled to appoint more than one proxy to attend on the same occasion and accordingly the final sentence of regulation 59 of Table A shall not apply to the Company. Any such proxy shall be entitled to cast the votes to which he is entitled in different ways.

          11.4 Regulation  50 of Table A shall apply to the  Company  subject to any provision of the Equity Contribution Agreement.

12   Alternate directors

          12.1 An alternate  director shall be entitled to receive notice of all meetings of the  directors  and of all meetings of  committees of the directors of which his appointor is a member  (subject to his giving to the  Company  an address  within the United  Kingdom at which  notices  may be served on him),  to attend and vote at any such  meeting  at  which  the  director  appointing  him  is  not personally  present and generally to perform all the functions of his  appointor at such  meeting as a director in his absence.  An
               alternate   director   shall  not  be  entitled  to  receive  any
               remuneration  from the  Company,  save that he may be paid by the
               Company such part (if any) of the remuneration  otherwise payable to his  appointor as such  appointor  may by notice in writing to the Company  from time to time direct.  Regulation  66 of Table A shall not apply to the Company.

          12.2 A  director,  or  any  such  other  person  as  is  mentioned  in regulation  65 of Table A, may act as an  alternate  director  to represent more than one director. and an alternate director shall be entitled at any meeting of the  directors or of any  committee of  the  directors  to  one  vote  for  every  director  whom  he represents  in  addition  to his own vote (if any) as a director.
               but he shall  count as only one for the  purpose  of  determining whether a quorum is present and the final  sentence of regulation
               88 shall not apply to the Company.

          12.3 Save as otherwise provided in the regulations of the Company,  an alternate  director shall be deemed for the purposes specified in
               Article 12.1 to be a director and shall alone be responsible  for his own acts and  defaults  and he shall  not be deemed to be the agent of the director  appointing  him.  Regulation 69 of Table A shall not apply to the Company.

13   Appointment and retirement of directors

          13.1 The  directors  shall not be required  to retire by rotation  and regulations  73 to 80  (inclusive)  of Table A shall not apply to the Company.

          13.2 The Company may by ordinary  resolution appoint any person who is willing to act to be a  director,  either to fill a vacancy or as an additional director.

          13.3 The  directors may appoint a person who is willing to act to be a director.  either to fill a vacancy or as an additional director, provided  that the  appointment  does not  cause  the  number  of directors  to exceed any number  determined  in  accordance  with regulation  64 of Table A as the maximum  number of directors for the time being in force.

          13.4 A member  shall have the right to appoint and remove one director of the Company for each 15% in nominal  value of ordinary  shares held by it.  Any such  appointment  or  removal  shall be made by notice in  writing to the  Company  signed by or on behalf of the member  making the  appointment  or removal and shall take effect upon  lodgement  of such notice at the  registered  office of the
               Company.  Any member  ceasing to held the required  percentage of ordinary  shares  for the  number of  directors  appointed  by it pursuant  to  this  Article  13.4  shall  forthwith  procure  the resignation of such number of directors of the Company  appointed by it as is necessary to restore the correct  number of directors it is permitted to appoint.

14   Disqualification and removal of directors

         The office of a director shall be vacated if:-

          14.1 he ceases to be a director by virtue of any  provision of the Act or these  Articles or he becomes  prohibited  by law from being a director; or

          14.2 he becomes  bankrupt or makes any arrangement or composition with his creditors generally; or

          14.3 he is, or may be, suffering from mental disorder and either:-

               14.3.1    he  is  admitted  to  hospital  in  pursuance  of  an
                         application  for  admission  for  treatment  under  the
                         Mental Health Act 1983 or, in Scotland,  an application
                         for admission  under the Mental Health  (Scotland)  Act
                         1960, or

               14.3.2    an  order  is  made by a  court  having  jurisdiction
                         (whether in the United Kingdom or elsewhere) in matters
                         concerning mental disorder for his detention or for the
                         appointment  of a  receiver,  curator  bonis  or  other
                         person to exercise  powers with respect to his property
                         or affairs; or

          14.4 he resigns his office by notice to the Company; or

          14.5 he shall for more than six  consecutive  months  have been absent without  permission of the  directors  from meetings of directors held during that period and the directors resolve that his office be vacated,

         and regulation 81 of Table A shall not apply to the Company.

15   Gratuities and pensions

         Regulation 87 of Table A shall not apply to the Company and the directors may exercise any powers of the
         Company conferred by its Memorandum of Association to give and provide pensions, annuities, gratuities or any other benefits whatsoever to or for past or present directors or employees (or their dependants)
         of the Company or any subsidiary or associated undertaking (as defined in section 27(3) of the Companies
         Act 1989) of the Company and the directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

16   Proceedings of the directors

          16.1 Subject to the  provisions  of the Act, and provided  that he has disclosed to the  directors the nature and extent of any interest of his, a director notwithstanding his office:-

               16.1.1    may be a  party  to or  otherwise  interested  in any
                         transaction or arrangement with the Company or in which
                         the Company is in any way interested;

               16.1.2    may be a director or other  officer of or employed by
                         or be a party to any transaction or arrangement with or
                         otherwise  interested in any body corporate promoted by
                         the  Company  or in  which  the  Company  is in any way
                         interested;

               16.1.3    may,  or any firm or  company of which he is a member
                         or director may, act in a professional capacity for the
                         Company or any body  corporate  in which the Company is
                         in any way interested;

               16.1.4    shall not by reason of his office be  accountable  to
                         the Company for any benefit  which he derives from such
                         office,   service  or   employment  or  from  any  such
                         transaction  or arrangement or from any interest in any
                         such  body   corporate  and  no  such   transaction  or
                         arrangement shall be liable to be avoided on the ground
                         of any such interest or benefit; and

               16.1.5    shall  be  entitled  to vote  on any  resolution  and
                         (whether or not he shall vote) be counted in the quorum
                         on any matter  referred to in any of Articles 16.1.1 to
                         16.1.4  (inclusive) or on any  resolution  which in any
                         way  concerns  or  relates to a matter in which he has,
                         directly or indirectly, any kind of interest whatsoever
                         and if he shall vote on any resolution as aforesaid his
                         vote shall be counted.

          16.2 For the purposes of Article 16.1:-

               16.2.1    a general  notice to the directors that a director is
                         to be  regarded as having an interest of the nature and
                         extent  specified in the notice in any  transaction  or
                         arrangement  in which a  specified  person  or class of
                         persons  is   interested   shall  be  deemed  to  be  a
                         disclosure  that the  director  has an  interest in any
                         such transaction of the nature and extent so specified;

               16.2.2    an interest of which a director has no knowledge  and
                         of  which  it is  unreasonable  to  expect  him to have
                         knowledge  shall not be treated as an  interest of his;
                         and

               16.2.3    an interest of a person who is for any purpose of the
                         Act (excluding any statutory  modification not in force
                         when these  Articles  were  adopted)  connected  with a
                         director  shall  be  treated  as  an  interest  of  the
                         director  and in relation to an  alternate  director an
                         interest  of  his  appointor  shall  be  treated  as an
                         interest of the alternate director without prejudice to
                         any   interest   which  the   alternate   director  has
                         otherwise.

          16.3 Any director including an alternate director may participate in a meeting of the directors or a committee of the directors of which he is a member  by means of a  conference  telephone  or  similar communications equipment whereby all persons participating in the meeting  can hear each  other and  participation  in a meeting in this manner shall be deemed to  constitute  presence in person at such meeting and, subject to these Articles and the Act, he shall be entitled to vote and be counted in a quorum accordingly.  Such a meeting  shall be deemed to take place where the largest  group of  those  participating  is  assembled  or,  if there is no such group, where the chairman of the meeting then is.

          16.4 Regulation 88 of Table A shall be amended by substituting for the sentence:-

               "It  shall not be  necessary  to give  notice  of a meeting  to a director who is absent from the United Kingdom."

               the following sentence:-

               "Notice of every meeting of the directors  shall be given to each director and his  alternate  director,  including  directors  and alternate directors who may for the time being be absent from the
               United  Kingdom and have given the Company an address  within the
               United Kingdom for service."

          16.5 Regulations  94 to 97  (inclusive)  of Table A shall not apply to the Company.

17   The seal

          If the Company has a seal it shall be used only with the  authority of the  directors or of a committee of the  directors.  The directors may determine  who shall sign any  instrument to which the seal is affixed and unless otherwise so determined, every instrument to which the seal is affixed  shall be signed by one  director  and by the  secretary or another  director.  The  obligation  under  regulation  6 of  Table  A relating to the sealing of share  certificates shall only apply if the
          Company has a seal.  Regulation  101 of Table A shall not apply to the
          Company.

18   Notices

          18.1 In  regulation  112 of Table  A, the  words  "by  facsimile  to a facsimile  number  supplied  by the member for such  purpose  or"
               shall be inserted  immediately after the words "or by sending it"
               and the words "first class" shall be inserted  immediately before the words "post in a prepaid envelope".

          18.2 Where a notice is sent by first class  post,  proof of the notice having  been  posted in a properly  addressed,  prepaid  envelope shall be conclusive  evidence that the notice was given and shall be deemed to have been given at the  expiration of 24 hours after the  envelope  containing  the same is posted.  Where a notice is sent by facsimile receipt of the appropriate answer back shall be conclusive  evidence  that the  notice  was given and the  notice shall be deemed to have  been  given at the time of  transmission following receipt of the appropriate answer back.  Regulation 115 of Table A shall not apply to the Company.

          18.3 If at any time by  reason of the  suspension  or  curtailment  of postal  services  within the United Kingdom the Company is unable effectively to convene a general  meeting by notices sent through the  post,  a  general  meeting  may  be  convened  by  a  notice advertised  in at least one  national  daily  newspaper  and such notice  shall be deemed to have been duly  served on all  members entitled  thereto  at  noon  on the day  when  the  advertisement appears.  In any such case the  Company  shall send  confirmatory copies of the notice by post if at least  seven days prior to the meeting the posting of notices to addresses throughout the United
               Kingdom again becomes practicable.

19   Winding up

          In regulation 117 of Table A, the words "with the like sanction" shall be inserted immediately before the words "determine how the division".

20   Indemnity

          20.1 Subject  to the  provisions  of  section  310 of  the  Act  every director  (including  an alternate  director) or other officer of the Company shall be indemnified out of the assets of the Company against all losses or  liabilities  which he may sustain or incur in or about the lawful  execution  of the duties of his office or otherwise in relation thereto,  including any liability  incurred by him in defending any  proceedings,  whether civil or criminal, in  which  judgment  is  given  in his  favour  or in which he is acquitted or in connection with any application under section 144 or  section  727 of the Act in which  relief is granted to him by the court, and no director  (including an alternate  director) or other officer shall be liable for any loss,  damage or misfortune which may happen to or be  incurred  by the Company in the lawful execution  of the  duties of his office or in  relation  thereto.
               Regulation 118 of Table A shall not apply to the' Company.

          20.2 The  directors  shall have power to purchase and maintain for any director, (including an alternate director) officer or auditor of the Company  insurance  against any such liability as is referred to in section 310 (1) of the Act and,  subject to the  provisions of the Act,  against any other  liability which may attach to him or loss or expenditure which he may incur in relation to anything done or  alleged  to have  been done or  omitted  to be done as a
               director,   (including  as  an  alternate  director)  officer  or
               auditor.

          20.3 The directors may authorise the directors of companies within the same group of  companies  as the Company to purchase and maintain insurance  at the  expense of the  Company for the benefit of any director  (including  an alternate  director),  other  officer or auditor of such  company in  respect of such  liability,  loss or expenditure as is referred to in Article 20.2.